Exhibit 5.10

CONSENT OF G. O’DONOVAN

In connection with the registration statement on Form F-10 of Banro Corporation (the “Company”) being filed with the United States Securities and Exchange Commission (the “Registration Statement”), I, the undersigned, hereby consent to the use of my name and references to the following documents in the Registration Statement, and to the incorporation by reference of such documents and information derived from such documents in the Registration Statement:

1.
Section 2 (entitled “Regional Geology”) and Section 3 (entitled “Kamituga”) of the technical report of Steffen, Robertson and Kirsten (UK) Ltd. dated February 2005, and entitled “NI 43-101 Technical Report, Resource Estimation and Exploration Potential at the Kamituga, Lugushwa and Namoya Concessions, Democratic Republic of Congo” (the “Kamituga Report”); and

2.	The annual information form of the Company dated March 29, 2011, which includes reference to the undersigned in connection with information relating to the Kamituga Report.

Date: September 16, 2011

/s/ Gareth O’Donovan
Name: Gareth O’Donovan
Title: Managing Director,
SRK Exploration Services